Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

       The following list sets forth the name and jurisdiction of incorporation of each subsidiary of the Registrant and the percentage of voting securities owned by each entity's immediate parent as of December 31, 20010.  Each subsidiary was included in our consolidated financial statements.

	Percentage of Voting Securities Owned by Registrant	Percentage of Voting Securities Owned by Immediate Parent
ENSCO Global Limited (Cayman Islands)	100%
ENSCO International Incorporated (U.S. – Delaware)		100%
ENSCO Drilling Company LLC (U.S. – Delaware)		100%
ENSCO Incorporated (U.S. – Texas)		100%
ENSCO Corporate Resources LLC (U.S. – Delaware)		100%
ENSCO Global Resources Limited (England and Wales)		100%
ENSCO Associates Company (Cayman Islands)		100%
ENSCO Investments LLC (U.S. – Nevada)		100%
ENSCO Holding Company (U.S. – Delaware)		100%
ENSCO Offshore Company (U.S. – Delaware)		100%
ENSCO Development Limited (Cayman Islands)		100%
ENSCO Capital Limited (Cayman Islands)		100%
ENSCO Universal Limited (England and Wales)		100%
ENSCO (Bermuda) Limited		100%
ENSCO Rigs Limited		100%
ENSCO Global Investments L.P. (England and Wales)		50%
Ensco Holdco Limited (England and Wales)		100%
ENSCO Offshore International Company (Cayman Islands)		100%
ENSCO Drilling Limited (Cayman Islands)		100%
ENSCO Offshore U.K. Limited (England and Wales)		100%
ENSCO Services Limited (England and Wales)		100%
ENSCO Limited (Cayman Islands)		100%
ENSCO Netherlands Ltd. (Cayman Islands)		100%
ENSCO de Venezuela, S.R.L. (Venezuela)		100%
ENSCO Deepwater LLC (U.S. – Delaware)		100%
ENSCO Oceanics International Company (Cayman Islands)		100%
ENSCO Maritime Limited (Bermuda)		100%
ENSCO Arabia Co. Ltd. (Saudi Arabia)		50%
ENSCO Asia Pacific Pte. Limited (Singapore)		100%
Petroleum Finance Corporation (Cayman Islands)		100%
ENSCO Drilling Company (Nigeria) Ltd. (Nigeria)		100%
ENSCO Oceanics Company LLC (U.S. – Delaware)		100%
ENSCO Gerudi (M) Sdn. Bhd. (Malaysia)		49%
ENSCO Asia Company LLC (U.S. – Texas)		100%
P.T. ENSCO Sarida Offshore (Indonesia)		95%
Ensco (Thailand) Limited (Thailand)		98%
ENSCO Worldwide Investments Limited (England and Wales)		100%
ENSCO Worldwide GmbH (Switzerland)		100%
ENSCO Finance Limited (England and Wales)		100%
ENSCO Global GmbH (Switzerland)		100%
ENSCO Resources Management Limited (Cayman Islands)		100%
ENSCO Drilling Mexico LLC (U.S. – Delaware)		100%
ENSCO Services LLC (U.S. – Delaware)		100%
ENSCO Drilling (Caribbean), Inc. (Cayman Islands)		100%
ENSCO Drilling Venezulea, Inc. (Cayman Islands)		100%
ENSCO Offshore International Holdings Limited (Cayman Islands)		100%
ENSCO Offshore International Inc. (Marshall Islands)		100%
ENSCO Overseas Limited (Cayman Islands)		100%
ENSCO Australia Pty. Limited (Australia)		100%
ENSCO Holland B.V. (The Netherlands)		100%
ENSCO Brazil Servicos de Petroleo Ltda. (Brazil)		100%
ENSCO Labuan Limited (Malaysia)		100%
ENSCO (Barbados) Limited (Cayman Islands)		100%
ENSCO U.K. Limited		100%